UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2019

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, the Compensation Committee of the Board of Directors (the “Committee”) of Cadence Design Systems, Inc. (“Cadence”) adopted the Senior Executive Bonus Plan. The Senior Executive Bonus Plan is based on and replaces Cadence’s prior Senior Executive Bonus Plan, which was terminated by the Committee pursuant to its terms on February 5, 2019, with updates to eliminate references related to the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to reflect certain other administrative changes.

The Chief Executive Officer of Cadence will be eligible to participate in the Senior Executive Bonus Plan in any fiscal year as well as individuals who are part of the senior executive staff of Cadence as determined by the Committee, including each of Cadence’s other “named executive officers.” Participants in the Senior Executive Bonus Plan will be eligible to receive performance bonuses based on performance criteria established by the Committee for a specified period, and other terms and conditions that may be established by the Committee.

The Committee may adjust the amount of a participant’s bonus payment at any time for any or no reason, including pursuant to the terms of Cadence’s clawback policy.

The Senior Executive Bonus Plan will remain in effect until it is terminated by the Committee.

The foregoing summary does not purport to be a complete description of the Senior Executive Bonus Plan. It is qualified in its entirety by reference to the Senior Executive Bonus Plan, attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2019, the Board of Directors (the “Board”) of Cadence approved and adopted an amendment and restatement to Cadence’s Bylaws (the “Bylaws”), which became effective immediately. The Bylaws were amended and restated as follows:

•	Amended Article I, Section 1.4 to clarify that the Board has the authority to postpone or cancel any previously scheduled meeting of stockholders.

•	Amended Article I, Section 1.5 to provide that the chairman of the meeting of stockholders has the authority to adjourn such meeting (whether or not a quorum is present).

•	Amended Article I, Section 1.7 to provide that the chairman of the meeting of stockholders has the authority to prescribe rules, regulations and procedures for the proper conduct of such meeting.

The foregoing summary does not purport to be a complete description of the amendments made to the Bylaws. It is qualified in its entirety by reference to the Bylaws, attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.01	Amended and Restated Bylaws of Cadence Design Systems, Inc., effective February 6, 2019

10.01	The Registrant’s Senior Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2019

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary